Consent of Independent Registered Public Accounting Firm

Alcancorp Employees’ Savings Plan

South Jordan, Utah

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-46865, 333-7328, 333-08270 and 333-184397) of Rio Tinto plc of our report dated November 30, 2015, relating to the financial statements and supplemental schedules of the Alcancorp Employees’ Savings Plan which appear in this Form 11-K/A for the year ended December 31, 2012.

Anton Collins Mitchell LLP

Denver, Colorado

November 30, 2015